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EXHIBIT 4

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the inclusion of our report dated May 7, 2004, relating to the consolidated balance sheets of FirstService Corporation (the "Company") as at March 31, 2004 and 2003 and the consolidated statements of earnings, shareholders' equity and cash flows for each year in the three-year period ended March 31, 2004, appearing in this Annual Report on Form 40-F of the Company for the year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP Chartered Accountants
Toronto, Canada May 7, 2004

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CONSENT OF INDEPENDENT AUDITORS